SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2010

ONSTREAM MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of executive offices and Zip Code)

(954) 917-6655
(Registrant's Telephone Number, Including Area Code)

______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Item 3.02    Unregistered Sale of Equity Securities
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01    Other Events

On September 23, 2010, we filed a report on Form 8-K disclosing our September 17, 2010 agreement with Lincoln Park Capital Fund, LLC (“LPC”), whereby LPC agreed to an initial purchase of 300,000 shares of our common stock and 420,000 shares of our Series A-14 Preferred Stock, together with warrants to purchase 540,000 of our common shares, in exchange for gross proceeds to us of $900,000.  In accordance with the September 17, 2010 agreement, LPC was also entitled to receive 50,000 shares of our common stock as a one-time commitment fee and a cash payment of $26,250 as a one-time structuring fee.

On September 24, 2010, we received net proceeds of $873,750 from LPC, in exchange for our issuance to LPC on that same day of the above noted quantities of common stock, Series A-14 Preferred Stock and warrants to purchase our common shares.

The foregoing description of our September 17, 2010 agreement with LPC is qualified in its entirety by reference to the full text of the Purchase Agreement, the Certificate of Designations of Series A-14 Preferred Stock, the Registration Rights Agreement and the Form of Warrant, a copy of each which is attached as exhibits to the report on Form 8-K filed by us on September 23, 2010, and each such exhibit is incorporated herein in its entirety by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

September 30, 2010	By:	/s/ Robert E. Tomlinson
Robert E. Tomlinson, CFO